-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


              Date of Report:  November 23, 1999
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

          _______________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Michael A. Harring
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  November 23, 1999

                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                 Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

(DEERE LOGO)

                                  Contact:    Greg Derrick
                                              Deere & Company
                                              Moline, IL 61265
                                              (309) 765-5290

DEERE POISED FOR IMPROVED PERFORMANCE IN SPITE OF LOWER '99
PROFITS
-----------------------------------------------------------

FOR IMMEDIATE RELEASE NOVEMBER 23, 1999

    MOLINE, IL -- Deere & Company today reported worldwide net income of $239.2 million, or $1.02 per share, for the year ended October 31, 1999, and a net loss of $29.5 million, or $.13 per share, for the fourth quarter. This compares with net income of $1.021 billion, or $4.16 per share, for the year 1998 and $162.1 million, or $.71 per share, for last year's fourth quarter. Company operations would have been profitable in the most recent quarter without the impact of a $40 million after-tax charge for an early-retirement program.

    The decline in profits was largely due to a continuation of weak demand for agricultural equipment caused by depressed farm commodity prices. Cash flow, however, was higher thanks to a reduction in worldwide agricultural equipment receivables of approximately $800 million, and a decline in construction equipment receivables of some $200 million. During the year, and especially in the fourth quarter, the company implemented aggressive production-schedule reductions in order to help balance receivables and inventories with forecasted levels of demand.

    Commented Hans W. Becherer, chairman and chief executive officer, "The fact that Deere was profitable for the full year, and actually would have had a profit in the fourth quarter without the early-retirement cost, shows the strength of our non-agricultural operations and the progress of our growth and quality initiatives."

    Worldwide net sales and revenues were $2.788 billion for the 1999 fourth quarter and $11.751 billion for the year, compared with $3.212 billion and $13.822 billion, respectively, last year. Net equipment sales were $2.282 billion for the quarter and $9.701 billion for the year, compared with last year's $2.693 billion and $11.926 billion. Overseas net sales were $631 million for the quarter and $2.678 billion for the year, compared with $683 million and $3.049 billion in the comparable periods last year. Overall, the company's physical volume of sales decreased 13 percent for the quarter and 18 percent for the year.

    Worldwide equipment operations had an operating loss of $69 million for the fourth quarter of 1999, including a $64 million pretax charge for the early-retirement program, and operating profit of $272 million for the year. This compares with operating profit of $207 million and $1.476 billion last year. Lower sales and production volumes, an adverse sales mix and the cost of the early-retirement program affected 1999 results. Largely due to the reduction in agricultural and construction trade receivables, equipment operations' assets ended the fiscal year at $8.702 billion, 4 percent below the previous year.

    During the fourth quarter of 1999, the company adopted FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. Consequently, Deere's operating segments have been redefined to coincide with internal-management reporting, and previously reported operating results have been restated to reflect these definitions. The restatement had no impact on consolidated results. Attached to this document is a table showing the restated information for each segment.

 .    Worldwide agricultural equipment had operating losses of
$129 million for the fourth quarter of 1999 and $51 million for the year, compared with operating profit of $102 million and $941 million, respectively, last year. Lower sales and production volumes, especially of high-horsepower, high-margin agricultural equipment, were primary reasons for the losses. Lower production volumes, however, have helped achieve a substantial reduction in trade receivables and improved cash flow. Results for the quarter were also affected by the $64 million pretax cost of the previously mentioned early-retirement program and by higher sales-incentive costs, with an emphasis on used goods. The voluntary retirement program was accepted by 917 employees at various agricultural-equipment installations in North America. Overseas operations, which experienced a more moderate decline in sales than in North America, continued to be positive contributors to the division's results. These operations, as well, are benefiting from increased market shares and strong response to innovative products.

 .    Worldwide construction equipment operating profit was $15
million for the quarter and $149 million for the year, compared with $53 million and $326 million last year. Although retail sales remained at favorable levels during the quarter, company sales and production volumes declined as dealers continued to reduce inventories. This reduction was largely due to the division's Estimate to Cash order-fulfillment initiative, but it also reflects a weaker outlook. Higher sales-incentive costs also affected fourth-quarter results.

 .    Worldwide commercial and consumer equipment operating profit was $62 million for the quarter and $213 million for the year, compared with respective totals of $53 million and $213 million last year. The 1999 results benefited from higher sales and production volumes driven by strong retail demand and market-share gains, offset by higher expenses for the development and introduction of new products and the start-up of new facilities.

 .    Net income of the credit operations was $33.5 million for
the quarter and $174.9 million for the year, compared with $51.6 million and $162.8 million last year. Fourth-quarter results were affected by lower gains on the sale of retail notes, lower financing spreads and higher receivable write-offs, partially offset by reduced leverage. On an annual basis, Credit's results benefited from higher income on a larger average portfolio, a reduction in leverage and a gain on the sale of the yacht retail-note portfolio and related intangibles. Partially offsetting these positive factors were higher receivable write-offs, lower financing spreads and higher operating expenses.

 .    The company's other businesses had operating losses of $19 million for the quarter and $33 million for the year, compared with an operating loss of $2 million in the fourth-quarter of 1998 and operating profit of $11 million for full-year 1998. Results reflected start-up costs and goodwill amortization at the newly formed John Deere Special Technologies Group, which encompasses communications, electronics, software, and Internet-related products and services. Additionally, losses were recorded in the insurance subsidiaries. Partly offsetting these factors was higher income from the company's health-care operations. During the quarter, Deere completed the sale of its insurance subsidiaries.

MARKET CONDITIONS AND OUTLOOK
-----------------------------

 .    AGRICULTURAL EQUIPMENT. As a result of continued weakness in farm commodity prices, industry retail sales of farm machinery in North America are currently expected to be off by 5 to 10 percent next year. Declines of a similar nature are expected in other major markets. At the same time, farmers are in relatively good financial condition due to higher government payments. In light of this outlook, Deere has adopted a cautious approach, expecting sales and production volumes to trail prior-year levels early in 2000 but to be higher for the full year. The anticipated rise in sales is due to production being increased to track more closely with retail demand than in 1999. Sales are also expected to benefit from positive customer response to several important new products.

 .    CONSTRUCTION EQUIPMENT. Although higher interest rates are expected to result in a moderate slowdown in industry sales next year, Deere expects to have higher sales in year 2000 due largely to an expanded product line. Company sales in the early part of the year, however, are expected to be lower as a result of a continuation of dealer-inventory adjustments. Made in conjunction with the Estimate to Cash initiative, these reductions place Deere in a favorable inventory position going into next year. Industry inventory levels, however, are a source of concern with respect to price realization.

 .    COMMERCIAL & CONSUMER EQUIPMENT. Following strong gains this year, retail demand for Deere's commercial and consumer equipment is expected to achieve further growth next year, assuming normal weather patterns and a continuation of current economic conditions. These operations are expected to benefit from market-share growth, positive customer response to new products and continued international expansion.

 .    CREDIT OPERATIONS. Credit should continue to benefit from a larger receivable and lease portfolio next year. However, higher growth expenditures, lower gains on the sale of retail notes and a weakened agricultural economy are expected to keep pressure on margins and bring about a sizable reduction in overall results.

    Based on these conditions, the company's worldwide physical volume of sales is currently expected to increase by approximately 10 percent for the year 2000. First-quarter physical volumes are expected to be slightly higher than in the comparable 1999 period. However, the mix of sales is expected to deteriorate and put significant downward pressure on profits for the quarter.

    Despite the lower 1999 results, Becherer said that Deere "has put itself in position to benefit from an upturn in the farm economy, whenever it occurs. At the same time, we remain on track with our product-development plans, and numerous growth, quality, technology and Internet-related initiatives. In addition, we fulfilled our 1999 goal of generating strong cash flow and are setting the stage for markedly better results once the agricultural economy starts moving ahead and as other business opportunities take shape."

JOHN DEERE CAPITAL CORPORATION
------------------------------

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. Net income of the credit operations was $29.2 million for the quarter and $153.3 million for the year, compared with $47.8 million and $151.2 million, respectively, last year. The fourth quarter 1999 results were affected by lower gains on sales of retail notes, lower financing spreads and higher receivable write-offs, partially offset by a reduction in leverage position. The 1999 annual results benefited from higher income on a 5 percent increase in the average balance of receivables and leases financed, a reduction in leverage position and a gain on the sale of the yacht retail note portfolio and related intangibles, partially offset by lower financing spreads, higher receivable write-offs and higher operating expenses.

    Net receivables and leases financed by John Deere Capital Corporation were $7.147 billion at October 31, 1999, compared with $6.446 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months, the consolidation of the portfolio of its subsidiary, John Deere Credit Limited in Gloucester, England, due to the acquisition of a controlling interest in 1999, and the acquisition of Senstar Capital Corporation. The increase was partially offset by the previously mentioned retail note sales during the same period. Net receivables and leases administered, which include receivables and leases previously sold, were $9.586 billion at October 31, 1999, compared with $8.635 billion at October 31, 1998.

SAFE HARBOR STATEMENT
---------------------

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Forward-looking statements relating to the company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories, production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates; technological difficulties (including Year 2000 readiness); accounting standards; and other risks and uncertainties. Economic difficulties in various parts of the world could continue to adversely affect North American grain and meat exports. The number of housing starts is especially important to sales of construction equipment. Sales of commercial and consumer equipment during the winter are affected by the amount and timing of snowfall. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

              FOURTH QUARTER AND 1999 PRESS RELEASE
    (millions of dollars and shares except per share amounts)

                                       Three Months Ended
                                       October 31
                                                         %
                                       1999    1998    Change
Net sales and revenues:
  Agricultural equipment net sales     $1,171  $1,640  - 29
  Construction equipment net sales        403     508  - 21
  Commercial and consumer equipment
    net sales                             690     545  + 27
  Other net sales                          18
    Total net sales                     2,282   2,693  - 15
  Credit revenues                         286     275  +  4
  Other revenues                          220     244  - 10
      Total net sales and revenues*    $2,788  $3,212  - 13

Operating profit (loss):
  Agricultural equipment               $ (129) $  102
  Construction equipment                   15      53  - 72
  Commercial and consumer equipment        62      53  + 17
  Credit                                   54      81  - 33
  Other                                   (19)     (2) +850
    Total operating profit (loss)*        (17)    287
Interest, corporate expenses
  and income taxes                        (13)   (125) - 90
Net income (loss)                      $  (30) $  162

Per Share:
  Net income (loss) - basic            $ (.13) $  .71
  Net income (loss) - diluted          $ (.13) $  .71

* Includes overseas equipment operations:
   Net sales                           $  631  $  683  -  8
   Operating profit                    $   16  $   31  - 48

                                      Twelve Months Ended
                                      October 31
                                                          %
                                      1999     1998     Change
Net sales and revenues:
  Agricultural equipment net sales    $ 5,138  $ 7,463  - 31
  Construction equipment net sales      1,880    2,281  - 18
  Commercial and consumer equipment
    net sales                           2,648    2,182  + 21
  Other net sales                          35
    Total net sales                   $ 9,701  $11,926  - 19
  Credit revenues                       1,136      971  + 17
  Other revenues                          914      925  -  1
      Total net sales and revenues*   $11,751  $13,822  - 15

Operating profit (loss):
  Agricultural equipment              $   (51) $   941
  Construction equipment                  149      326  - 54
  Commercial and consumer equipment       213      213
  Credit                                  274      256  +  7
  Other                                   (33)      11
    Total operating profit (loss)*        552    1,747  - 68
Interest, corporate expenses
  and income taxes                       (313)    (726) - 57
Net income (loss)                     $   239  $ 1,021  - 77

Per Share:
  Net income (loss) - basic           $  1.03  $  4.20  - 75
  Net income (loss) - diluted         $  1.02  $  4.16  - 75

* Includes overseas equipment operations:
    Net sales                         $ 2,678  $ 3,049  - 12
    Operating profit                  $   224  $   299  - 25

Equipment Operations:
  Trade accounts and notes
    receivable - net                  $ 3,251  $ 4,059
  Inventories                         $ 1,294  $ 1,287

Financial Services:
  Financing receivables and
    leases financed - net             $ 8,276  $ 7,237
  Financing receivables and leases
    administered - net                $10,992  $ 9,625

Average shares outstanding              232.9    243.3

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company and
THREE MONTHS ENDED OCTOBER 31          Consolidated
                                       Subsidiaries)
(In millions of dollars except per     Three Months Ended
  share amounts)                       October 31
                                       1999      1998
Net Sales and Revenues
Net sales of equipment                 $2,281.5  $2,692.9
Finance and interest income               290.4     271.5
Insurance and health care premiums        165.3     177.3
Investment income                          12.5      23.7
Other income                               38.7      47.0
  Total                                 2,788.4   3,212.4

Costs and Expenses
Cost of goods sold                      1,985.8   2,144.9
Research and development expenses         134.7     124.9
Selling, administrative and general
  expenses                                380.8     361.0
Interest expense                          140.8     137.0
Insurance and health care claims
  and benefits                            135.6     157.5
Other operating expenses                   77.5      52.4
    Total                               2,855.2   2,977.7

Income (Loss) of Consolidated Group
  Before Income Taxes                     (66.8)    234.7
Provision (credit) for income taxes       (35.4)     76.1
Income (Loss) of Consolidated Group       (31.4)    158.6

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                    (.5)
  Other                                     2.4       3.5
    Total                                   1.9       3.5

Net Income (Loss)                      $  (29.5) $  162.1

Per Share:
  Net income (loss) - basic            $   (.13) $    .71
  Net income (loss) - diluted          $   (.13) $    .71

DEERE & COMPANY                        EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company with
THREE MONTHS ENDED OCTOBER 31          Financial Services
                                       on the Equity Basis)
(In millions of dollars except per     Three Months Ended
  share amounts)                       October 31
                                       1999      1998
Net Sales and Revenues
Net sales of equipment                 $2,281.5  $2,692.9
Finance and interest income                27.3      34.9
Insurance and health care premiums
Investment income                           1.1
Other income                               26.8      10.7
  Total                                 2,336.7   2,738.5

Costs and Expenses
Cost of goods sold                      1,988.7   2,149.5
Research and development expenses         134.7     124.9
Selling, administrative and general
  expenses                                273.5     259.2
Interest expense                           41.2      35.0
Insurance and health care claims
  and benefits
Other operating expenses                   17.4      15.2
    Total                               2,455.5   2,583.8

Income (Loss) of Consolidated Group
  Before Income Taxes                    (118.8)    154.7
Provision (credit) for income taxes       (49.7)     47.1
Income (Loss) of Consolidated Group       (69.1)    107.6

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                   33.5      51.6
  Other                                     6.1       2.9
    Total                                  39.6      54.5

Net Income (Loss)                      $  (29.5) $  162.1

DEERE & COMPANY                        FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
THREE MONTHS ENDED OCTOBER 31
(In millions of dollars except per     Three Months Ended
  share amounts)                       October 31
                                       1999      1998
Net Sales and Revenues
Net sales of equipment
Finance and interest income            $  266.9  $  237.8
Insurance and health care premiums        169.7     184.3
Investment income                          11.5      23.7
Other income                               18.9      37.3
  Total                                   467.0     483.1

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                                107.3     103.0
Interest expense                          103.5     103.2
Insurance and health care claims
  and benefits                            136.9     159.7
Other operating expenses                   67.3      37.2
    Total                                 415.0     403.1

Income (Loss) of Consolidated Group
  Before Income Taxes                      52.0      80.0
Provision (credit) for income taxes        14.3      29.0
Income (Loss) of Consolidated Group        37.7      51.0

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                    (.5)
  Other                                                .1
    Total                                   (.5)       .1
Net Income (Loss)                      $   37.2  $   51.1

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

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company and
YEAR ENDED OCTOBER 31                  Consolidated
                                       Subsidiaries)
(In millions of dollars except per     Year Ended
  share amounts)                       October 31
                                       1999      1998
Net Sales and Revenues
Net sales of equipment                 $ 9,701.2 $11,925.8
Finance and interest income              1,104.4   1,007.1
Insurance and health care premiums         716.1     692.9
Investment income                           61.4      73.1
Other income                               167.8     122.6
  Total                                 11,750.9  13,821.5

Costs and Expenses
Cost of goods sold                       8,177.5   9,233.7
Research and development expenses          458.4     444.4
Selling, administrative and general
  expenses                               1,362.1   1,309.4
Interest expense                           556.6     519.4
Insurance and health care claims
  and benefits                             594.9     579.0
Other operating expenses                   236.3     175.6
    Total                               11,385.8  12,261.5

Income of Consolidated Group
  Before Income Taxes                      365.1   1,560.0
Provision for income taxes                 134.7     553.9
Income of Consolidated Group               230.4   1,006.1

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                     (.3)       .1
  Other                                      9.1      15.2
    Total                                    8.8      15.3

Net Income                             $   239.2 $ 1,021.4

Per Share:
  Net income - basic                   $    1.03 $    4.20
  Net income - diluted                 $    1.02 $    4.16


DEERE & COMPANY                        EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME      (Deere & Company with
YEAR ENDED OCTOBER 31                  Financial Services
                                       on the Equity Basis)
(In millions of dollars except per     Year Ended
share amounts)                         October 31
                                       1999      1998
Net Sales and Revenues
Net sales of equipment                 $ 9,701.2 $11,925.8
Finance and interest income                 92.5     131.1
Insurance and health care premiums
Investment income                            1.1
Other income                                86.1      40.4
  Total                                  9,880.9  12,097.3

Costs and Expenses
Cost of goods sold                       8,193.1   9,252.7
Research and development expenses          458.4     444.4
Selling, administrative and general
  expenses                                 953.6     932.5
Interest expense                           161.9     128.0
Insurance and health care claims
  and benefits
Other operating expenses                    28.6      50.4
    Total                                9,795.6  10,808.0

Income of Consolidated Group
  Before Income Taxes                       85.3   1,289.3
Provision for income taxes                  42.1     458.1
Income of Consolidated Group                43.2     831.2

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                   174.9     162.8
  Other                                     21.1      27.4
    Total                                  196.0     190.2

Net Income                             $   239.2 $ 1,021.4


DEERE & COMPANY                        FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
YEAR ENDED OCTOBER 31
(In millions of dollars except per     Year Ended
  share amounts)                       October 31
                                       1999      1998
Net Sales and Revenues
Net sales of equipment
Finance and interest income            $1,027.1  $  887.0
Insurance and health care premiums        741.9     720.8
Investment income                          60.3      73.1
Other income                              110.2      85.9
  Total                                 1,939.5   1,766.8

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                                411.4     382.8
Interest expense                          409.9     402.3
Insurance and health care claims
  and benefits                            602.8     585.8
Other operating expenses                  235.6     125.2
    Total                               1,659.7   1,496.1

Income of Consolidated Group
  Before Income Taxes                     279.8     270.7
Provision for income taxes                 92.6      95.8
Income of Consolidated Group              187.2     174.9

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                    (.3)       .1
  Other                                      .1        .2
    Total                                   (.2)       .3
Net Income                             $  187.0  $  175.2

DEERE & COMPANY                        CONSOLIDATED
CONDENSED CONSOLIDATED                (Deere & Company and
  BALANCE SHEET                        Consolidated Subs.)
(In millions of dollars)               October 31 October 31
                                       1999      1998
Assets
Cash and short-term
  investments                          $  295.5  $   309.7
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents             295.5      309.7
Marketable securities                     315.5      867.3
Receivables from
  unconsolidated subsidiaries
  and affiliates                           30.2       36.2
Trade accounts and notes
  receivable - net                      3,251.1    4,059.2
Financing receivables - net             6,742.6    6,332.7
Other receivables                         273.9      536.8
Equipment on operating
  leases - net                          1,654.7    1,209.2
Inventories                             1,294.3    1,286.7
Property and equipment - net            1,782.3    1,700.3
Investments in unconsolidated
  subsidiaries and affiliates             151.5      172.0
Intangible assets - net                   295.1      217.6
Prepaid pension costs                     619.9      674.3
Other assets                              185.5      109.7
Deferred income taxes                     598.1      396.3
Deferred charges                           88.0       93.5
    Total                             $17,578.2  $18,001.5

Liabilities and Stockholders'
  Equity
Short-term borrowings                 $ 4,488.2  $ 5,322.1
Payables to unconsolidated
  subsidiaries and affiliates              15.5       31.1
Accounts payable and
  accrued expenses                      2,432.8    2,853.2
Insurance and health care
  claims and reserves                      55.4      411.3
Accrued taxes                             144.8      144.9
Deferred income taxes                      63.0       19.7
Long-term borrowings                    3,806.2    2,791.7
Retirement benefit accruals
  and other liabilities                 2,478.0    2,347.7
    Total liabilities                  13,483.9   13,921.7
Stockholders' equity                    4,094.3    4,079.8
      Total                           $17,578.2  $18,001.5



DEERE & COMPANY                        EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED                (Deere & Company with
  BALANCE SHEET                        Financial
                                       Services on the Equity
                                       Basis)
(In millions of dollars)               Oct 31    Oct 31
                                       1999      1998
Assets
Cash and short-term
  investments                          $   111.7 $    68.3
Cash deposited with
  unconsolidated subsidiaries              117.4     139.6
    Cash and cash equivalents              229.1     207.9
Marketable securities                      205.3
Receivables from
  unconsolidated subsidiaries
  and affiliates                           266.0      95.5
Trade accounts and notes
  receivable - net                       3,251.1   4,059.2
Financing receivables - net                118.4      85.8
Other receivables                          129.4     139.4
Equipment on operating
  leases - net                               2.6     218.6
Inventories                              1,294.3   1,286.7
Property and equipment - net             1,738.8   1,653.9
Investments in unconsolidated
  subsidiaries and affiliates            1,362.8   1,620.4
Intangible assets - net                    294.8     210.1
Prepaid pension costs                      619.9     674.3
Other assets                                95.7      78.3
Deferred income taxes                      592.9     372.6
Deferred charges                            80.8      63.3
    Total                              $10,281.9 $10,766.0

Liabilities and Stockholders'
  Equity
Short-term borrowings                  $   642.2 $ 1,512.4
Payables to unconsolidated
  subsidiaries and affiliates               15.5      43.0
Accounts payable and
  accrued expenses                       1,891.9   2,098.1
Insurance and health care
  claims and reserves
Accrued taxes                              138.1     142.1
Deferred income taxes                        7.2      19.7
Long-term borrowings                     1,036.1     552.9
Retirement benefit accruals
  and other liabilities                  2,456.6   2,318.0
    Total liabilities                    6,187.6   6,686.2
Stockholders' equity                     4,094.3   4,079.8
      Total                            $10,281.9 $10,766.0



DEERE & COMPANY                        FINANCIAL SERVICES
CONDENSED CONSOLIDATED
  BALANCE SHEET
(In millions of dollars)               Oct 31    Oct 31
                                       1999      1998
Assets
Cash and short-term
  investments                          $  183.8  $  241.5
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents             183.8     241.5
Marketable securities                     110.1     867.3
Receivables from
  unconsolidated subsidiaries
  and affiliates                            4.8
Trade accounts and notes
  receivables - net
Financing receivables - net             6,624.2   6,246.9
Other receivables                         144.5     397.3
Equipment on operating
  leases - net                          1,652.2     990.6
Inventories
Property and equipment - net               43.5      46.4
Investments in unconsolidated
  subsidiaries and affiliates               9.9      20.3
Intangible assets - net                      .3       7.6
Prepaid pension costs
Other assets                               89.8      31.4
Deferred income taxes                       5.2      23.7
Deferred charges                            7.2      30.1
    Total                              $8,875.5  $8,903.1

Liabilities and Stockholders'
  Equity
Short-term borrowings                  $3,846.0  $3,809.7
Payables to unconsolidated
  subsidiaries and affiliates             358.1     187.0
Accounts payable and
  accrued expenses                        540.8     755.1
Insurance and health care
  claims and reserves                      55.4     411.3
Accrued taxes                               6.8       2.8
Deferred income taxes                      55.8
Long-term borrowings                    2,770.1   2,238.8
Retirement benefit accruals
  and other liabilities                    21.3      29.7
    Total liabilities                   7,654.3   7,434.4
Stockholders' equity                    1,221.2   1,468.7
      Total                            $8,875.5  $8,903.1

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED CASH FLOWS  (Deere & Company and
YEAR ENDED OCTOBER 31                  Consolidated Subs.)
                                       Year Ended
                                       October 31
(In millions of dollars)               1999      1998
Cash Flows from Operating Activities
Net income                             $  239.2  $1,021.4
Adjustments to reconcile net income
to net cash provided by operating
activities:
  Provision for doubtful receivables       73.5      57.0
  Provision for depreciation              513.3     418.0
  Undistributed earnings of
    unconsolidated subsidiaries
    and affiliates                         (3.7)     (9.7)
  Provision (credit) for deferred
    income taxes                          (66.1)    141.9
  Changes in assets and liabilities:
    Receivables                           802.3    (724.6)
    Inventories                            50.7    (192.6)
    Accounts payable and accrued
      expenses                           (170.8)    (40.7)
    Insurance and health care claims
      and reserves                         (8.5)     (3.5)
    Retirement benefit accruals           215.7     (84.9)
    Other                                (211.1)   (165.4)
      Net cash provided by operating
        activities                      1,434.5     416.9

Cash Flows from Investing Activities
Collections of financing receivables    6,017.1   5,685.3
Proceeds from sales of financing
  receivables                           2,481.6   1,859.9
Proceeds from maturities and sales
  of marketable securities                115.4     187.3
Proceeds from sales of equipment on
  operating leases                        191.3     154.5
Proceeds from sale of business            179.1
Cost of financing receivables
  acquired                             (8,186.2) (7,521.5)
Purchases of marketable securities        (92.9)   (224.9)
Purchases of property and
  equipment                              (315.5)   (434.8)
Cost of operating leases acquired        (833.5)   (752.3)
Acquisitions of businesses               (215.8)   (103.0)
Other                                       7.6      27.6
  Net cash used for investing
    activities                           (651.8) (1,121.9)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           (1,650.7)    802.3
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings      2,902.1   2,067.6
Principal payments on long-term
  borrowings                           (1,796.2) (1,106.4)
Proceeds from issuance of
  common stock                              4.2      22.7
Repurchases of common stock               (49.0)   (885.9)
Dividends paid                           (205.4)   (212.4)
Other                                       (.1)     (1.2)
  Net cash provided by (used for)
    financing activities                 (795.1)    686.7

Effect of Exchange Rate
  Changes on Cash                          (1.8)     (2.0)

Net Increase (Decrease) in Cash
  and Cash Equivalents                    (14.2)    (20.3)
Cash and Cash Equivalents at
  Beginning of Period                     309.7     330.0
Cash and Cash Equivalents at
  End of Period                        $  295.5  $  309.7



DEERE & COMPANY                        EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATE CASH FLOWS   (Deere & Company with
YEAR ENDED OCTOBER 31                  Financial Services on
                                       the Equity Basis)
                                       Year Ended
                                       October 31
(In millions of dollars)               1999      1998
Cash Flows from Operating Activities
Net income                             $  239.2  $1,021.4
Adjustments to reconcile net income
to net cash provided by operating
activities:
  Provision for doubtful receivables        5.6       6.4
  Provision for depreciation              269.9     282.6
  Undistributed earnings of
    unconsolidated subsidiaries
    and affiliates                       (115.3)   (127.9)
  Provision (credit) for deferred
    income taxes                         (106.9)    115.3
  Changes in assets and liabilities:
    Receivables                           802.4    (739.1)
    Inventories                            50.7    (192.6)
    Accounts payable and accrued
      expenses                           (172.1)    (70.0)
    Insurance and health care claims
      and reserves
    Retirement benefit accruals           222.0     (82.9)
    Other                                (120.4)   (101.3)
      Net cash provided by operating
        activities                      1,075.1     111.9

Cash Flows from Investing Activities
Collections of financing receivables       23.0      36.1
Proceeds from sales of financing
  receivables
Proceeds from maturities and sales
  of marketable securities
Proceeds from sales of equipment on
  operating leases                                   65.7
Proceeds from sale of business            179.1
Cost of financing receivables
  acquired                                (50.8)    (41.0)
Purchases of marketable securities
Purchases of property and
  equipment                              (304.4)   (421.6)
Cost of operating leases acquired          (2.7)   (123.5)
Acquisitions of businesses               (151.9)    (95.9)
Other                                      19.7      13.3
  Net cash used for investing
    activities                           (288.0)   (566.9)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                             (961.9)  1,184.8
Change in intercompany
  receivables/payables                    (32.5)    (15.0)
Proceeds from long-term borrowings        499.8     199.4
Principal payments on long-term
  borrowings                              (19.1)    (38.9)
Proceeds from issuance of
  common stock                              4.2      22.7
Repurchases of common stock               (49.0)   (885.9)
Dividends paid                           (205.4)   (212.4)
Other                                       (.2)     (1.1)
  Net cash provided by (used for)
    financing activities                 (764.1)    253.6

Effect of Exchange Rate
  Changes on Cash                          (1.8)     (1.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents                     21.2    (203.3)
Cash and Cash Equivalents at
  Beginning of Period                     207.9     411.2
Cash and Cash Equivalents at
  End of Period                       $   229.1 $   207.9



DEERE & COMPANY                        FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED CASH FLOWS
YEAR ENDED OCTOBER 31                  October 31
(In millions of dollars)               1999      1998
Cash Flows from Operating Activities
Net income                             $  187.0  $  175.2
Adjustments to reconcile net income
to net cash provided by operating
activities:
  Provision for doubtful receivables       67.9      50.6
  Provision for depreciation              243.4     135.4
  Undistributed earnings of
    unconsolidated subsidiaries
    and affiliates                          (.4)      (.2)
  Provision (credit) for deferred
    income taxes                           40.8      26.6
  Changes in assets and liabilities:
    Receivables                                      14.4
    Inventories
    Accounts payable and accrued
      expenses                              1.3      29.3
    Insurance and health care claims
      and reserves                         (8.5)     (3.5)
    Retirement benefit accruals            (6.3)     (2.1)
    Other                                 (90.7)    (63.9)
      Net cash provided by
        operating activities              434.5     361.8

Cash Flows from Investing Activities
Collections of financing receivables    5,994.1   5,649.2
Proceeds from sales of financing
  receivables                           2,481.6   1,859.9
Proceeds from maturities and sales
  of marketable securities                115.4     187.3
Proceeds from sales of equipment on
  operating leases                        191.3      88.8
Proceeds from sale of business
Cost of financing receivables
  acquired                             (8,135.4) (7,480.5)
Purchases of marketable securities        (92.9)   (224.9)
Purchases of property and
  equipment                               (11.1)    (13.1)
Cost of operating leases acquired        (830.8)   (628.8)
Acquisitions of businesses                (63.9)     (7.2)
Other                                     (12.2)     15.6
  Net cash used for investing
    activities                           (363.9)   (553.7)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                             (688.8)   (382.5)
Change in intercompany
  receivables/payables                     10.2    (195.4)
Proceeds from long-term borrowings      2,402.3   1,868.2
Principal payments on long-term
  borrowings                           (1,777.0) (1,067.5)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                            (75.0)    (56.8)
Other                                                (1.3)
  Net cash provided by (used for)
    financing activities                 (128.3)    164.7

Effect of Exchange Rate
  Changes on Cash                                     (.1)

Net Increase (Decrease) in Cash
  and Cash Equivalents                    (57.7)    (27.3)
Cash and Cash Equivalents at
  Beginning of Period                     241.5     268.8
Cash and Cash Equivalents at End
  of Period                            $  183.8  $  241.5

        Business Segment Data Restated to Reflect the Adoption of FAS 131
                             In Millions of Dollars

                                Three Months Ended                    Twelve
                                                                   Months Ended
                 -----------------------------------------------   -------------
                  Jan    Apr    Jul    Oct    Jan    Apr    Jul     Oct    Oct
                  1998   1998   1998   1998   1999   1999   1999    1997   1998
                 -----  -----  -----  -----  -----  -----  -----   -----  -----
Net Sales and
  Revenues:
-------------
Agricultural
  equipment
  net sales      1,504  2,282  2,037  1,640  1,157  1,581  1,229   7,289  7,463
Construction
  equipment
  net sales        512    634    627    508    387    559    531   1,998  2,281
Commercial and
  consumer
  equipment
  net sales        389    694    554    545    429    812    717   1,795  2,182
Other net sales                                         5     12
                 -----  -----  -----  -----  -----  -----  -----   -----  -----
    Total net
    sales        2,405  3,610  3,218  2,693  1,973  2,957  2,489  11,082 11,926
Credit revenues    215    233    248    275    261    278    311     818    971
Other revenues     226    227    228    244    225    233    236     891    925
                 -----  -----  -----  -----  -----  -----  -----   -----  -----
    Total net
    sales and
    revenues     2,846  4,070  3,694  3,212  2,459  3,468  3,036  12,791 13,822
                 =====  =====  =====  =====  =====  =====  =====  ====== ======
Operating
  Profit:
---------
Agricultural
  equipment        201    360    278    102     18     61     (1)  1,048    941
Construction
  equipment         71     95    107     53     25     63     46     245    326
Commercial and
  consumer
  equipment         18     96     46     53     12     89     50     115    213
Credit              52     55     68     81     65     65     90     232    256
Other                2      9      2     (2)    (3)          (11)    (24)    11
                 -----  -----  -----  -----  -----  -----  -----   -----  -----
    Total
    operating
    profit         344    615    501    287    117    278    174   1,616  1,747
                 =====  =====  =====  =====  =====  =====  =====  ====== ======

                                                                  31 Oct 31 Oct
                                                                   1997   1998
Assets:                                                           ------  ------
-------
Agricultural
  equipment                                                        4,369  5,324
Construction
  equipment                                                          956    950
Commercial and
  consumer
  equipment                                                        1,253  1,574
Credit                                                             7,365  7,674
Other                                                              1,235  1,236
Corporate                                                          1,142  1,244
                                                                  ------ ------
    Total assets                                                  16,320 18,002
                                                                  ====== ======

Note: During the fourth quarter of 1999, the company adopted FASB Statement No.
131, Disclosures about Segments of an Enterprise and Related Information.
Consequently, the operating segments have been redefined to coincide with internal management reporting. The manufacture and distribution of engines and drivetrain components for the original equipment manufacturer market, previously included in the construction equipment segment, are now allocated to all three major equipment segments. In addition, the operations of certain units involved in the development and marketing of special technologies, which were previously included in the agricultural equipment and the commercial and consumer equipment segments, have been aggregated and included with the health care and insurance operations in the "Other" category as they do not meet the materiality threshold of FASB Statement No. 131. This table shows the restated results of the newly defined business segments.